December 21, 1999




Gerald Stevens, Inc.
301 East Las Olas Boulevard, Suite 300
Fort Lauderdale, Florida 33301

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Gerald Stevens, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,634,752 shares of the Company's common stock, par value $0.01 per share, to be offered for sale from time to time by the selling stockholders set forth on the Selling Stockholder table in the Registration Statement. Of the shares of common stock to be offered, 1,623,558 shares (the "Shares") were issued and outstanding as of the date of the prospectus and 11,194 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants") to purchase the Company's common stock.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that (i) the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares have been duly and validly authorized and, assuming that the Warrant Shares are issued against

Gerald Stevens, Inc.
December 21, 1999
Page 2
--------------------



payment therefor in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware. We express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. This opinion is delivered to you solely in connection with the matters described herein and may not be delivered to or relied upon by any other person or for any other purpose. This opinion may not be quoted or used in whole or in part for any other purpose. Copies may not be provided to any person without our prior written consent. The effectiveness of this opinion is only as of the date hereof and we assume no obligation to update this opinion or to advise you of subsequent changes.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.


                                      Very truly yours,


                                      /s/ AKERMAN, SENTERFITT & EIDSON, P.A.